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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  AUGUST 28, 1998


                            METAMOR WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 0-26970                             76-0407849
         (Commission File Number)       (I.R.S. Employer Identification No.)



            FIVE POST OAK PARK
    4400 POST OAK PARKWAY, SUITE 1100
              HOUSTON, TEXAS                         77027-3413
(Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code:    (713) 548-3400


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ITEM 5.          OTHER EVENTS

         On August 28, 1998, Metamor Worldwide, Inc. (the "Company") announced that its Board of Directors had authorized a share repurchase program of up to
2.0 million shares of common stock or approximately 6 percent of its outstanding shares. The purchases will be made in the open market or in privately negotiated transactions, depending on market conditions and other factors. The Company has not established a specific timetable for the purchases. Repurchased shares will be held in treasury and will be available for general corporate purposes or resale at a future date.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        METAMOR WORLDWIDE, INC.
                                        (Registrant)



DATED:  SEPTEMBER 3, 1998               BY:  /s/ EDWARD L. PIERCE
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                                                 Edward L. Pierce
                                                 Chief Financial Officer,
                                                 Senior Vice President And
                                                 Assistant Secretary